
ALLEGIANCY

Initial Public Offering under Regulation A+

ALLEGIANCY

Allegiancy is an active asset management firm that oversees commercial real estate portfolios for our clients. We leverage a proprietary, high-technology platform to deliver unparalleled asset management service, transparency, clarity and performance.

Real Estate accounts for about 40% of personal wealth, somebody better get this right!

Study by UCSC in 2014

Allegiancy, a radically specialized asset manager, administers commercial real estate investments for our clients to maximize returns. We serve investors in much the same way private equity managers, hedge funds and registered investment advisors help their clients manage investment portfolios, but we only do real estate.

Disclaimer

ALLEGIANCY

An offering statement including a Preliminary Offering Circular with respect to the offering sale and sale of Allegiancy's securities has been filed with the United States Securities and Exchange Commission. The most recent version of the Preliminary Offering Circular is available at:

http://www.sec.gov/Archives/edgar/data 1579173/000135448815004717/0001354488-15-004717-index.htm

No money or other consideration is being solicited with respect to the offering of Allegiancy's securities, and if sent in response, will not be accepted. No offer to buy any securities of Allegiancy can be accepted and no part of the purchase price can be received until the offering statement on Form 1-A with respect to Allegiancy's securities is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest involves no obligation or commitment of any kind.

Allegiancy's Big Opportunity

ALLEGIANCY

Commercial Real Estate - Ripe for Disruption (Forbes 12/14)

- $15,000,000,000,000 Industry (Forbes estimate 12/14)
- No Companies with Dominant market Share (IBIS Research 7/15)
- Generates $886,000,000,000 annual revenue (IBIS Research 7/15)
- Compelling need to enhance technology and enable innovation (Deloitte 2015 Outlook & PwC Emerging Trends in Real Estate 2015)
- Lagging behind in adopting and advancing technology (Forbes 12/14)
- Observed bifurcation in US Commercial Real Estate Markets creates unique opportunities (Carlyle Group 2015 Market Outlook)

Disruptive Innovation

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Allegiancy expects to capitalize on the opportunity for disruptive innovation in a number of areas:

> The Commercial Real Estate industry lags far behind other business, remaining stuck in the 1950's world of vertical integration

> Traditional players are trying to be all things to all people, rife with conflicts of interest and inefficiencies resulting from poorly differentiated lines of business

> The industry continues to rely on the apprenticeship model and old technology, lacking systems, automation and standardization to be scalable

> The Commercial Real Estate business is twenty years behind Financial Services in terms of technology, data utilization and operational sophistication

Radical Specialization

ALLEGIANCY

Active Asset Manager – Allegiancy's radical specialization delivers intense focus on the most critical strategic decisions

Then we drive tactical execution and control the essential transmission and communication channels

We stand in the owners' shoes in an effort to assure maximum Investment performance



Investor
Owner
PE Fund
Manager
Leasing
Facilities
Marketing
Vendor
Sales
Tenant
Accounting
Project

Uniquely Experienced

- Leaders with deep experience in CRE – over 100 years
- Executives with high-order experience in quantitative analytics from the financial services sector
- Founders with Capital Markets, fixed income, currency, derivatives and proprietary trading experience
- These unique backgrounds help us to approach CRE from a different perspective, leverages data to support decisions and generates daily insights that drive profitability



Vision

ALLEGIANCY



Steve Sadler, CFA
Chief Executive Officer, Allegiancy

Innovation, integrity, and allegiance to property owners are hallmarks of Allegiancy and its founder, Steve Sadler.

Allegiancy is a commercial real estate asset manager focused on growth in secondary markets. The company has made a name for itself by resurrecting troubled properties without a massive capital infusion from their owners. Leading that charge has been Allegiancy CEO Steve Sadler.

Central to Allegiancy's own growth strategy has been using innovative means to raise capital. In 2014, the company used the SEC's old Regulation A rules to raise $5 million.

Vision (continued)

ALLEGIANCY



With its pioneering plans featured in the Wall Street Journal in 2015, Allegiancy is now preparing to acquire more companies, secure additional asset management contracts, hire more employees, and continue to improve its proprietary technology for the benefit of property owners.

Sadler's career has focused on the capital markets. He has worked for well-known regional financial institutions around the country, including Wells Fargo. Sadler has managed public market securities and private placement transactions valued at more than $1 billion on behalf of TIAA-CREF, Mutual of Omaha, CS First Boston, and many others.

Sadler graduated from Florida State University with a bachelor's degree in East Asian Studies and Economics, and he holds the Chartered Financial Analyst (CFA) designation.

Leadership

ALLEGIANCY



Chris Sadler, MBA
President, Allegiancy

Chris Sadler has spent his career building relationships, trust, and a reputation for the long-term benefit of Allegiancy and its clients.

Allegiancy is a commercial real estate asset manager focused on growth in secondary markets. The company has made a name for itself by resurrecting troubled properties without requiring a massive capital infusion from ownership.

Chris brings a wealth of experience and longstanding relationships from the commercial real estate and financial industries. Today, he uses his proven operating, development, and turnaround experience for Allegiancy.

Leadership (continued)

ALLEGIANCY



Chris began his career with Prudential Real Estate Investors (PRU) in Houston and New York, where he was responsible for more than $2 billion in acquisition and sale transactions, and an additional $12 billion as chief equity underwriter.

Next Chris worked for Baring, Houston and Saunders (a partnership with Baring Brothers) in London, where he was responsible for acquisitions and sales transactions in the United Kingdom and Europe.

Chris then left corporate finance to pursue investment and development projects; and with Steve Sadler, formed Allegiancy in 2006.

Chris graduated from Vanderbilt University with a bachelor's in economics. He earned his MBA from Vanderbilt's Owen Graduate School of Management.

Execution

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David Starowicz
Chief Operating Officer



Ron Mentus, SVP
Quantitative Analytics



John M. Ramey
General Counsel



Studied Approach

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- With more than a decade of intensive 'live-fire' research on the business of active asset management, Allegiancy knows
- We are Tech & Data driven, building systematic processes that leverage decision engines, algorithms, and predictive analytics
- To create enhanced consistency, rapid learning cycles, lower costs, faster intervention, improved efficiency and increased profitability
- Proven with excellent results, growth and profitability and a 95% asset management contract renewal rate

Proprietary Technology

ALLEGIANCY

- Allegiancy has invested heavily in a technology platform that captures the data and leverages it in daily decision-making with proprietary algorithms, automated decision engines and predictive analytics
- Allegiancy technology captures communication, improves accountability, automates routine processes and leverages personnel creating more time for personal interaction and investment in key relationships
- Increased efficiency is combined with improved effectiveness and then accelerated with rapid decision cycles (up to 10x faster) which drive profitability and growth

Income Stream

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Asset Management: 50% of revenue

- 4% - 6% of Gross Property Income

Administrative Service: 50% of revenue

- 5% Construction Management
- 1% Leasing Administration
- 1% Financing Fee
- 1% Disposition Fee

Total Fee Income = .75% - 1% +/- of AUM



Allegiancy in Action

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> Allegiancy Technology Video

Growth Drivers

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> **Acquisitions** - US Census data reveals there are more than 85,000 service providers, most far too small to make the necessary investment in technology (2012 US Census Data)

> **Private Label for Private Equity Funds** - Institutional investors are demanding increased returns and efficiency and the elimination of operating partners and those related costs. This means Private Equity Funds must do more of the heavy lifting, and Allegiancy is the perfect outsource partner

> **Organic Growth** - Ongoing emphasis on marketing to existing clients for additional assets has yielded hundreds of millions in AUM

Tech = Efficiency


Primary Site: 7900 McCloud Rd Greensboro NC
Add primary parameter to your iGoog
7900 McCloud Rd Greensboro NC Main Building Sub meter 60735 = 135.5 kW August 06, 2014 12:07:23
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Tech = Process
ALLEGIANCY
ISSUE SUBMISSION
AM CONFIRMS RECEIPT (Y/N/NA)
AM COMPLETES REQUEST (Y/N/NA)
AM SUBMITS PACKAGE (Y/N/NA)
COO – Additional Attention? (Y/N/NA)
N/A
PRES – Additional Attention? (Y/N/NA)
N/A
CEO – Additional Attention? (Y/N/NA)
NO
NO
NO
YES
YES
YES
NO: COO
NO: PRES
NO: CEO
PROCESS COMPLETE
Delineate Additional Work Needed (Y/N/NA)
AM Makes Edits (Y/N/NA)
AM Resubmits Package (Y/N/NA)
Additional Attention? (Y/N/NA)
Allegiancy IPO Regulation A+

Operational Impact



Adept
+75bps
+150bps
+250bps
Aggressive Leasing
(Occupancy)
Advantage calculated in basis points
High Renewals
Efficient Operations
Aggressive Leasing
Less So
+25bps
+75bps
+150bps
Adept
Proactive Management
(Gross Margin / Renewals)

Performance Advantage

Our historical track record demonstrated that Value Assurance℠ effectively delivers a competitive advantage. Sample property operates at 96% occupancy and 65th percentile cost efficiency for an effective 9.30% cost of capital – versus a property "at market" with 82% occupancy and 50th percentile operating expenses which equates to a 5.85% cost of capital.

Nationwide


FAIRFIELD
SALT LAKE CITY
LEWISBERRY
RICHMOND
NORFOLK
WINSTON SALEM
DURHAM
NASHVILLE
GREENSBORO
GAINESVILLE
RALEIGH
ATLANTA
SUWANEE
LAWRENCEVILLE
N. CHARLESTON
CHARLESTON
OKLAHOMA CITY
COPPELL
LEWISVILLE
FORT WORTH
DALLAS
COLLEGE STATION
KATY
HOUSTON
SAN ANTONIO
TAMPA
ORLANDO